EXHIBIT 99.1

iCoreConnect Announces Third Quarter Fiscal 2023 Results

OCOEE, FL –November 20, 2023– iCoreConnect, Inc. (NASDAQ: ICCT)(“iCore” or the “Company”) a cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform, today announced the results for its third quarter fiscal 2023 ended September 30, 2023.

Robert McDermott, Chief Executive Officer, commented, “In the third quarter, we further expanded our reach and grew our subscriber base across the dental and healthcare industries. We continue to invest in growth initiatives across the business, which includes investments in growing our sales teams, we expect the impact of this to begin to show in the fourth quarter. Additionally, our relationships with state dental associations continued to grow as we landed five new product endorsements across two new states in the quarter.” McDermott added, “We continue to see strong demand for our cloud-based SaaS offerings. Our team is working diligently and focused on driving growth across the business as we build upon our momentum and look to close out the year strong.”

Highlights for the Third Quarter Ended September 30, 2023

Revenue:

•	Total revenue of $2.0 million, an increase of 6% compared to revenue of $1.9 million in the prior-year-period.
•	Subscription revenue of $1.8 million, an increase of 10% compared to the prior year period.
•	The increase in revenue was driven by an increase in subscriptions sales in the core SaaS business.

Gross Profit:

•	Gross Profit Margin of 74.2%, an increase of 2% compared to the prior year period.

Operating Loss:

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Operating loss of $2.4 million, compared to a loss of $1.1 million in the third quarter of 2022, primarily due to an increase in payroll expenses, other general and administrative expenses, and one-time expenses related to the completion of the merger.

Subscribers:

•	Total Subscribers of approximately 33,000 as of September 30, 2023, an increase of 11,000, or approximately 50%, compared to September 30, 2022.

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Recent Business Highlights

•	On August 25, 2023, the Company completed its business combination with FG Merger Corp. and began trading on the Nasdaq (NASDAQ:ICCT) on August 28, 2023.
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During the third quarter, iCoreConnect increased its position in the dental industry with the addition of five new state dental association endorsements. The Rhode Island Dental Association (“RIDA”) endorsed three iCore products during the quarter, while The Arizona Dental Association Perks Partners Program’s (or AzDA Perks) endorsed two additional iCore products.

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In September, the Company acquired the assets of Preferred Dental Services, a provider of dental billing, claims, and insurance management services. The acquisition enhances the Company’s offerings and will be leveraged to increase revenue, streamline workflow, free up staff resources, and improve the overall patient experience at the practice level across iCore’s existing subscriber base. The acquisition also allows the Company to engage with new potential customers and enter into a new market.

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The Company launched iCoreClaims, an insurance Revenue Cycle Management (RCM) solution. iCoreClaims streamlines and manages the insurance revenue cycle for customers from start to finish, enhancing profitability and driving efficiencies for the practices. iCore also released iCoreExchange V6.0, a solution that further enhances the features and functionality of its popular HIPAA compliant email product.

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In the third quarter, iCore made investments to bolster its salesforce with additional sales reps. The Company expects the impact of the continued expansion of the sales team to begin to be seen in the fourth quarter of this year.

About iCoreConnect, Inc. (NASDAQ: ICCT)

iCoreConnect, Inc. is a market leading, cloud-based software and technology company focused on increasing workflow productivity and practice profitability through its enterprise and healthcare workflow platform of applications and services. iCoreConnect is most notably known for its innovation in solving healthcare business problems. iCoreConnect’s philosophy places a high value on customer feedback, allowing iCoreConnect to respond to the market’s needs. iCoreConnect touts a platform of 16 SaaS enterprise solutions and more than 100 product endorsements with state or regional healthcare associations across the United States.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the Company’s ability to grow opportunities within ePrescription and insurance verification, and the Company's ability to continue to expand its reach into medical customers. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contacts:

Davis Snyder or Nick Nelson

312-445-2870

ICCT@alpha-ir.com

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iCoreConnect Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Revenue, net	$2,004,853	$1,888,768	$5,701,372	$5,943,818
Cost of sales	517,875	517,660	1,493,357	1,773,173
Gross profit	1,486,978	1,371,108	4,208,015	4,170,645

Expenses
Selling, general and administrative	3,589,655	2,151,651	9,189,829	6,445,585
Depreciation and amortization	320,427	286,622	900,936	1,000,722
Total operating expenses	3,910,082	2,438,273	10,090,765	7,446,307
Loss from operations	(2,423,104)	(1,067,165)	(5,882,750)	(3,275,662)

Other income (expense)
Interest expense	(478,437)	(216,523)	(1,007,120)	(561,395)
Finance charges	(370,852)	(14,888)	(792,930)	(400,888)
Change in fair value of forward purchase agreement	(419,407)	-	(419,407)	-
Other income (expense)	-	(103,400)	13,778	(193,393)
Total other expense, net	(1,268,696)	(334,811)	(2,205,679)	(1,155,676)

Net loss	$(3,691,800)	$(1,401,976)	$(8,088,429)	$(4,431,338)

Preferred dividend	(218,516)	-	(218,516)	-

Net loss attributable to common stockholders	$(3,910,316)	$(1,401,976)	$(8,306,945)	$(4,431,338)

Net loss per share available to common stockholders, basic and diluted	$(0.54)	$(0.24)	$(1.23)	$(0.77)
Weighted average number of shares, basic and diluted	7,260,195	5,777,806	6,744,143	5,762,324

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iCoreConnect Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022

	September 30,	December 31,
	2023	2022
ASSETS	(unaudited)
Cash	$457,389	$196,153
Accounts receivable, net	597,658	414,809
Prepaid expenses and other current assets	963,779	480,706
Total current assets	2,018,826	1,091,668

Property and equipment, net	200,450	74,194
Right of use lease asset - operating	1,182,810	944,487
Software development costs, net	779,725	531,061
Acquired technology, net	16,783	79,428
Customer relationships, net	3,343,919	2,350,380
Forward purchase agreement	7,377,265	-
Goodwill	1,484,966	1,484,966
Total long-term assets	14,385,918	5,464,516

TOTAL ASSETS	$16,404,744	$6,556,184

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$4,947,916	$2,336,174
Operating lease liability, current portion	243,187	169,417
Notes payable, current portion	3,695,428	4,279,531
Deferred revenue	111,531	13,847
Total current liabilities	8,998,062	6,798,969

Long-term debt, net of current maturities	-	1,449,261
Operating lease liability, net of current portion	1,002,234	809,458
Total long-term liabilities	1,002,234	2,258,719

TOTAL LIABILITIES	$10,000,296	$9,057,688

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock par value $0.0001; 40,000,000 shares authorized; Issued and Outstanding: 3,617,651 as of September 30, 2023 and 0 as of December 31, 2022	362	-
Common Stock par value $0.0001; 100,000,000 shares authorized; Issued and Outstanding: 8,373,132 as of September 30, 2023 and 6,076,078 as of December 31, 2022	838	608
Additional paid-in-capital	113,828,297	80,359,848
Accumulated deficit	(107,425,049)	(82,861,960)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	6,404,448	(2,501,504)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$16,404,744	$6,556,184

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iCoreConnect Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

	September 30,	September 30,
	2023	2022
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,306,945)	$(4,431,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	13,753	16,788
Amortization expense	887,183	983,934
Finance fee	792,930	425,846
Change in allowance for doubtful accounts	130,439	137,676
Gain on sale of assets	(13,778)	-
Stock compensation expense	1,434,900	783,514
Non-cash interest expense	720,357	217,434
Change in fair value of forward purchase agreement	419,407	-
Preferred dividend	218,516	-
Changes in operating assets and liabilities:
Accounts receivable	(313,288)	(13,759)
Prepaid expenses and other current assets	(483,073)	(56,064)
Right of use asset, net of lease liability	28,223	26,533
Accounts payable and accrued expenses	2,611,741	238,841
Deferred revenue	97,684	(5,096)
NET CASH USED IN OPERATING ACTIVITIES	(1,761,951)	(1,675,691)

INVESTING ACTIVITIES
Purchase of customer list	(1,559,145)	-
Sale of capital assets	28,000	-
Purchase of forward purchase agreement	(7,796,672)	-
Purchase of capital assets	(154,231)	-
Additions to capitalized software	(507,596)	(200,947)
NET CASH USED IN INVESTING ACTIVITIES	(9,989,644)	(200,947)

FINANCING ACTIVITES
Net proceeds from debt	3,733,011	3,450,000
Payments on debt	(6,486,732)	(1,809,713)
Proceeds from issuance of common stock	540,000	350,000
Purchase of common stock warrants	-	(45,000)
Stock issued for conversion of convertible debt	5,747,497	22,387
Proceeds from issuance of preferred stock	18,312,298
Effect of merger, net of transaction costs	(9,833,243)

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,012,831	1,967,674

NET CHANGE IN CASH	261,236	91,036
CASH AT BEGINNING OF THE PERIOD	196,153	71,807
CASH AT END OF THE PERIOD	$457,389	$162,843

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$348,941	$529,325

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